The following unaudited financial statements are presented by the Company.





Salt Lake City, Utah
July 28, 1998















NAVA LEISURE USA, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

March 31, 1998 and June 30, 1997











C O N T E N T S




Balance Sheets  4

Statements of Operations  5

Statements of Stockholders' Equity (Deficit)  6

Statements of Cash Flows  8

Notes to the Financial Statements  10

The accompanying notes are an integral part of these financial statements.


NAVA LEISURE USA, INC.
(A Development Stage Company)
Balance Sheets


ASSETS

                         March 31,               June 30,

                          1998                      1997
                                    (unaudited)
CURRENT ASSETS

  Cash                $          -                 $       -

     Total Current Assets

     TOTAL ASSETS
                      $     -                      $       -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable
                      $     4,555                  $     3,507

     Total Current
Liabilities
                      $     4,555                  $     3,507

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock, 5,000,000 shares
   authorized at $0.001 par value:
  Series A preferred stock, 1,100,000
   shares authorized, -0- shares issued
   and outstanding                                        -
-
  Series B preferred stock, 100,000
   shares authorized at $1.00 par value;
   -0- shares issued and outstanding
-                    -
  Common stock, 50,000,000 shares
   authorized at $0.0005 par value;
   3,000,025 shares issued and
   outstanding                           1,500               1,500

 Capital in excess of par value
                                        24,645              21,238
  Deficit accumulated during the
   development stage                 ( 30,700 )             (26,245 )

     Total Stockholders' Equity
(Deficit)                             ( 4,555 )              (3,507 )
     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY (DEFICIT)  $    -           $     -
      NAVA LEISURE USA, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)



                                                            From Inception

                                                            On April 1, 1964
                                    For the
                                  Nine Months                  Through
                                     Ended
                                  March 31,                   March 31,

                             1998             1997                   1998

REVENUE                                                            $     -
                       $     -               $     -

EXPENSES
                              -                    -                    -

OPERATING LOSS
                              -                    -                    -

LOSS ON DISCONTINUED
 OPERATIONS               (4,455 )                  -           (30,700     )

NET LOSS               $     (4,455)          $     -     $     (30,700     )

NET LOSS PER SHARE      $     (0.00)                        $     (0.00     )

WEIGHTED AVERAGE
 NUMBER OF SHARES
 OUTSTANDING
                               3,000,025                         3,000,025

      NAVA LEISURE USA, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)


                                                                 Deficit
                                                                Accumulated
                                                 Capital in       During the
                         Common Stock            Excess of       Development
                 Shares        Amount            Par Value          Stage

Balance, April 1, 1965 -    $     -               $   -          $     -

Issuance of common stock for
 cash from inception on April 1,
 1965 through June 30, 1993 at
 approximately $0.0036 per share

              3,000,025       1,500               9,250               -

Contribution of capital through
 payment of expenses by
 shareholder
                 -                    -              500               -

Net loss from inception
 on April 1, 1964 through
 June 30, 1993
                  -                    -              -           (13,110 )

Balance, June 30, 1993
             3,000,025         1,500               9,750          (13,110 )

Contribution of capital through
 payment of expenses by
 shareholder
                 -                    -            1,405               -

Net loss for the year
 ended June 30, 1994
                 -                    -              -           (2,169     )

Balance, June 30, 1994
              3,000,025        1,500              11,155         (15,279     )

Contribution of capital through
 payment of expenses by
 shareholder
                -                    -            2,027               -

Net loss for the year
 ended June 30, 1995
                 -                    -             -             (1,602     )

Balance, June 30, 1995
              3,000,025   $     1,500          $13,182     $     (16,881     )
      NAVA LEISURE USA, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit) (Continued)


                                                                  Deficit
                                                                Accumulated
                                        Capital in                 During the
                  Common Stock                 Excess of         Development
               Shares         Amount         Par Value                 Stage

Balance, June 30, 1995
              3,000,025   $     1,500          $13,182      $     (16,881   )

Contribution of capital through
 payment of expenses by
 shareholder
                -                    -           653               -

Net loss for the year
 ended June 30, 1996
                -                    -          -                    (1,554  )

Balance, June 30, 1996
             3,000,025             1,500      13,835               (18,435   )

Contribution of capital through
 payment of expenses by
 shareholder
                -                    -          7,403               -

Net loss for the year
 ended June 30, 1997
                -                    -            -               (7,810     )

Balance, June 30, 1997
             3,000,025             1,500      21,238               (26,245   )

Contribution of capital through
 payment of expenses by
 shareholder (unaudited)
              -                        -        3,407               -

Net loss for the nine months
 ended March 31,  1998
 (unaudited)
                  -                    -          -                 ( 4,455 )


Balance, March 31, 1998
  (unaudited)
          3,000,025          $     1,500       $  24,645         $  (30,700 )
      NAVA LEISURE USA, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

                                                             From Inception
                                                             On April 1,
                                   For the Nine Months        1964 Through
                                   Ended March 31,           March 31,
                                   1998         1997               1998
CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net loss                 $     (4,455  )$         -        $   (30,700   )
  Adjustments to reconcile
   net loss
   to cash used by
   operating activities:
    Expenses paid by
     shareholder
                                    3,407            -              15,395
   Increase (decrease)
     in accounts payable
                                   1,048            -               4,555

      Net Cash Provided
       (Used) by Operating
       Activities                    -               -            (10,750  )

CASH FLOWS FROM
 INVESTING ACTIVITIES
                               -                    -                    -

CASH FLOWS FROM
 FINANCING ACTIVITIES

  Proceeds from issuance
   of common stock
                                -                    -              10,750

     Net Cash Provided
      (Used) by Financing
      Activities
                                -                    -              10,750

NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS
                                -                    -                    -

CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD
                                 -                    -                    -

CASH AND CASH
 EQUIVALENTS AT END
 OF PERIOD            $     -               $     -               $     -
      NAVA LEISURE USA, INC.
(A Development Stage Company)
Statements of Cash Flows (Continued)
(Unaudited)


                                                             From Inception
                                                             On April 1,
                                For the Nine Months          1964 Through
                                Ended March 31,              March 31,
                             1998           1997                      1998
SUPPLEMENTAL
 DISCLOSURES OF CASH
 FLOW INFORMATION

  Interest paid           $     -         $     -               $     -
  Income taxes paid       $     -         $     -               $     -



      NAVA LEISURE USA, INC.
(A Development Stage Company)
Notes to Unaudited Financial Statements


NOTE 1 -     CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1998 and for all periods presented have been made.

Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with general accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 1997 audited consolidated financial statements (See the Company's 10-K of June 30, 1997). The results of operations for the periods ended March 31, 1998 and 1997 are not necessarily indicative of the operating results for the full year.